                                                                     EXHIBIT 3.3


                             AMENDED AND RESTATED
                                    BY-LAWS
                                    -------


                                       of


                               FTP SOFTWARE, INC.

                      Section 1.  ARTICLES OF ORGANIZATION

     The name and purposes of the corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect.

                            Section 2.  STOCKHOLDERS

     2.1.  Annual Meeting.  The annual meeting of stockholders shall be held at
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10:00 a.m. on the second Wednesday in June in each year (unless that day be a legal holiday at the place where the meeting is to be held in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the directors.

     2.2.  Special Meetings.  A special meeting of the stockholders may be
           ----------------
called at any time by the president or by the directors and shall be called by the clerk, or in the case of the death, absence, incapacity, or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote thereat. Application to a court pursuant to Section 34(b) of the Business Corporation Law of The Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least 40% in interest of the capital stock entitled to vote thereat. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

     2.3.  Place of Meetings.  All meetings of the stockholders shall be held at
           -----------------
the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the president or the directors. Any adjourned session of any meeting of the stockholders shall be held at the
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same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

     2.4.  Notice of Meetings.  A written notice of each meeting of
           ------------------
stockholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk or an assistant clerk or by an officer designated by the directors. Whenever notice of a meeting is required to be given to a stockholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization or these By-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     2.5.  Quorum of Stockholders.  At  any meeting of the stockholders, a
           ----------------------
quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     2.6.  Action by Vote.  When a quorum is present at any meeting, a plurality
           --------------
of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     2.7.  Voting.  Stockholders entitled to vote shall have one vote for each
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share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

     2.8.  No Action by Writing.  Action required or permitted to be taken at
           --------------------
any meeting of the stockholders may not be taken without a meeting by written consent.

     2.9.  Proxies.  To the extent permitted by law, stockholders entitled to
           -------
vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                         Section 3.  BOARD OF DIRECTORS

     3.1.  Number.  The Board of Directors shall fix the number of directors at
           ------
not less than three nor more than fifteen directors; provided, however, that the number of directors shall be fixed at not less than two whenever there shall be only two stockholders and not less than one whenever there shall be only one stockholder. The number of directors may be increased at any time or from time to time either by the stockholders or by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number permitted by law at any time or from time to time either by the stockholders or by the directors by a vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or disqualification of one or more directors. No director need be a stockholder.

     3.2.  Classification, Election and Tenure.  The directors, other than those
           -----------------------------------
who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the duration of the term for which they severally hold office, into three classes, designated Class I, Class II, and Class III, which shall be as nearly equal in number as possible and as provided by resolution of the Board of Directors in connection with such election.

     Each initial director in Class I shall hold office for a term expiring at the 1993 annual meeting of stockholders; each initial director of Class II shall hold office for a term expiring at the 1995 annual meeting of stockholders; and each initial director of Class III shall hold office for a term expiring at the 1996 annual meeting of stockholders. Each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation, removal or disqualification. At each annual meeting of stockholders following the 1994 annual meeting, the stockholders shall elect the successors of the class of directors whose term expires at that meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation, removal or disqualification.

     The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to Section 3.1, in order to ensure that the three classes shall be as nearly equal in number as possible.

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     3.3.  Notification of Nominations.  Subject to the rights of the holders of
           ---------------------------
shares of any class or series of Preferred Stock, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. After the consummation of the Corporation's initial public offering of its Common Stock registered with the Securities and Exchange Commission, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the clerk accompanied by a petition signed by at least 100 record holders of capital stock of the corporation which shows the class, series (if any) and number of shares held by each person and which holders represent in the aggregate at least 1% of the outstanding shares entitled to vote in the election of directors. To be timely, notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, to be timely, notice by the stockholder must be received at the principal executive offices not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice shall be set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the applicable proxy statement as a nominee and to serving as a director if elected and (ii) to the stockholder giving the notice
(x) the name and address, as they appear on the corporation's books, of such stockholder and (y) the class, series (if any) and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the clerk the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the clerk shall appoint one or more inspectors to determine whether a stockholder has complied with this Section 3.3. If the inspectors shall determine that a stockholder has not complied with this Section 3.3, the inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     3.4.  Vacancies.  Subject to the rights of the holders of shares of any
           ---------
class or series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation or removal shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with these By-laws. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirement of law or of the number of directors as required for a quorum or for any vote or other actions.

     3.5.  Powers.  Except as reserved to the stockholders by law, by the
           ------
Articles of Organization or by these By-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

     3.6.  Committees.  The directors may, by vote of a majority of the
           ----------
directors then in office, elect from their number an executive committee and other committees and delegate to any such committee or committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these By-laws they are prohibited from delegating. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the directors.

     3.7.  Regular Meetings.  Regular meetings of the directors may be held
           ----------------
without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

     3.8.  Special Meetings.  Special meetings of the directors may be held at
           ----------------
any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president or the treasurer or by two or more directors, reasonable notice thereof being given to each director by the secretary or an assistant secretary, or, if there be none, by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

     3.9.  Notice.  It shall be sufficient notice to a director to send notice
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by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to

                                      -5-
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him at his usual or last known business or residence address or to give notice to him in person or by telephone, telegram, facsimile, electronic mail, radio or cable at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     3.10.  Quorum.  At any meeting of the directors a majority of the directors
            ------
then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     3.11.  Action by Vote.  When a quorum is present at any meeting, a majority
            --------------
of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.

     3.12.  Action by Writing.  Unless the Articles of Organization otherwise
            -----------------
provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

     3.13.  Presence Through Communications Equipment.  Unless otherwise
            -----------------------------------------
provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                        Section 4.  OFFICERS AND AGENTS

     4.1.  Enumeration; Qualification.  The officers of the corporation shall be
           --------------------------
a president, a treasurer, a clerk, and such other officers, if any, as the directors from time to time may in their discretion elect or appoint. The corporation may also have such agents, if any, as the directors from time to time may in their discretion appoint. Any officer may be but none need be a director or stockholder. The clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

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

     4.2.  Powers.  Subject to law, to the Articles of Organization and to the
           ------
other provisions of these By-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the directors may from time to time designate.

     4.3.  Election.  The president, the treasurer and the clerk shall be
           --------
elected annually by the directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the board of directors at said meeting or at any other time.

     4.4.  Tenure.  Except as otherwise provided by law or by the Articles of
           ------
Organization or by these By-laws, the president, the treasurer and the clerk shall hold office until the first meeting of the directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the directors following the next annual meeting of the stockholders unless a shorter period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the directors.

     4.5.  Chief Executive Officer.  The chief executive officer of the
           -----------------------
corporation shall be the chairman of the board, if any, the president or such other officer as is designated by the directors and shall, subject to the control of the directors, have general charge and supervision of the business of the corporation. If no such designation is made, the president shall be the chief executive officer. Unless the board of directors otherwise specifies, if there is no chairman of the board, the chief executive officer shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

     4.6.  Chairman of the Board.  If a chairman of the board of directors is
           ---------------------
elected, he shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Unless the board of directors otherwise specifies, the chairman of the board shall preside, or designate the person who shall preside, at all meetings of the stockholders and of the board of directors.

     4.7.  President and Vice Presidents.  The president shall have the duties
           -----------------------------
and powers specified in these By-laws and shall have such other duties and powers as may be determined by the directors. Any vice presidents shall have such duties and powers as shall be designated from time to time by the directors.

     4.8.  Treasurer and Assistant Treasurers.  Except as the directors shall
           ----------------------------------
otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall be in charge of its funds and valuable papers, books of account and accounting

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

records, and shall have such other duties and powers as may be designated from time to time by the directors.

     Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the directors.

     4.9.  Clerk and Assistant Clerks.  The clerk shall record all proceedings
           --------------------------
of the stockholders in a book or series of books to be kept therefor, which book or books shall be kept at the principal office of the corporation or at the office of its transfer agent or of its clerk and shall be open at all reasonable times to the inspection of any stockholder. In the absence of the clerk from any meeting of stockholders, an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings
thereof in the aforesaid book.   Unless a transfer agent has been appointed the
clerk shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the amount of stock held by each. If no secretary is elected, the clerk shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant clerk, or if there be none or he is absent, a temporary clerk chosen at the meeting, shall record the proceedings thereof.

     Any assistant clerks shall have such other duties and powers as shall be designated from time to time by the directors.

     4.10.  Secretary and Assistant Secretaries.  If a secretary is elected, he
            -----------------------------------
shall keep a true record of the proceedings of all meetings of the directors and in his absence from any such meeting an assistant secretary, or if there be none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.

     Any assistant secretaries shall have such other duties and powers as shall be designated from time to time by the directors.

                     Section 5.  RESIGNATIONS AND REMOVALS

     Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer may be removed from office with or without cause by vote of a majority of the directors then in office. Any officer other than the President, Treasurer or Clerk also may be removed from office with or without cause by action of the Chief Executive Officer. Except as otherwise provided in the Articles of Organization or these By-laws relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by either the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting, or by the affirmative vote of two-thirds of the directors then in office. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, and any director or directors so chosen, shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

                             Section 6.  VACANCIES

     Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the stockholders or, in the absence of stockholder action, by the directors by vote of a majority of the directors then in office. The directors shall elect a successor if the office of the president, treasurer or clerk becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and in the case of the president, treasurer and clerk until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number.

                           Section 7.  CAPITAL STOCK

     7.1.  Number and Par Value.  The total number of shares and the par value,
           --------------------
if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

     7.2.  Shares Represented by Certificates and Uncertificated Shares.  The
           ------------------------------------------------------------
board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board, if any, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

     7.3.  Loss of Certificates.  In the case of the alleged loss or destruction
           --------------------
or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

                    Section 8.  TRANSFER OF SHARES OF STOCK

     8.1.  Transfer on Books.  Subject to the restrictions, if any, stated or
           -----------------
noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

     It shall be the duty of each stockholder to notify the corporation of his post office address.

     8.2.  Record Date and Closing Transfer Books.  The directors may fix in
           --------------------------------------
advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

     (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given.

     (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

             Section 9.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the corporation) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to

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

indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                          Section 10.  CORPORATE SEAL

     The seal of the corporation shall, subject to alteration by the directors, consist of a flat-faced circular die with the word "Massachusetts", together with the name of the corporation and the year of its organization, cut or engraved thereon.

                        Section 11.  EXECUTION OF PAPERS

     Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

                       Section 12.  CONTROL SHARE STATUTE

     The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to control share acquisitions (as defined in said Chapter 110D) of the Corporation.

                            Section 13.  FISCAL YEAR

     The fiscal year of the corporation shall end on December 31.

                            Section 14.  AMENDMENTS

     Except as otherwise provided in the Articles of Organization, these By-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders. These By-laws may also be altered, amended or repealed by vote of a majority of the directors then in office, except that the directors shall not take any action which provides for indemnification of directors nor any action to amend this Section 14, and except that the directors shall not take any action unless permitted by law.

     Except as otherwise provided in the Articles of Organization, any By-law so altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.

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